UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2012 (July 12, 2012)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

_____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

Effective as of July 12,  2012, Quick-Med Technologies, Inc. (the “Company” or "we") and Derma Sciences, Inc. ("Derma") entered into a Patent and Technology License Agreement (the "Agreement") to license our proprietary Nimbus®  intellectual property exclusively on a worldwide basis other than India.  The Agreement supersedes a Patent and Technology License Agreement, as amended, dated March 23, 2007 to Derma on an exclusive basis within the United States and Canada.   Under the Agreement, we grant Derma certain rights under our proprietary Nimbus® intellectual property basis to make, use, sell and offer for sale the traditional wound care products, as defined, to the institutional market and the veterinary and dental institutional markets, as defined.

In consideration for the execution of the Agreement, Derma will pay $1.3 million to us shortly after signing and future payments based on the sales of the licensed products reaching certain milestones.  In addition, the royalty rate on the licensed products will be a sliding scale starting at 8.5% and declining as the sales volume increases as stipulated in the Agreement.  Further, Derma agreed to commercialize products utilizing our intellectual property in certain geographic regions within certain time periods measured from the effective date in order to maintain the exclusivity of the intellectual property rights granted in these regions under the Agreement.  The Agreement shall continue to be in effect until the expiration of the last to expire of the Company's proprietary intellectual property. The Company may revoke the exclusive nature of the license or terminate this agreement early if Derma fails to reach certain revenue milestones.  Derma may terminate this agreement at any time upon 60 days notice.

There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.
License Agreement by and between Quick-Med Technologies, Inc. and Derma Sciences, Inc., dated as of July 12, 2012.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: July 18, 2012
By: /s/ Nam H. Nguyen___________________________
Nam H. Nguyen, Chief Financial Officer